Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Registered Agents Inc.

**Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.**

**W.S. 6-5-308. Penalty for filing false document.**

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

**Filer is:** ☐ An Individual ☑ An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator or organizer. The following individual is signing on behalf of all Organizers or Incorporators.

**Filer Information:**

**By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.**

**Signature:** *Riley Park* Date: **11/04/2016**

Print Name: **Riley Park**

Title: **Authorized Individual**

Email: **reports@registeredagentsinc.com**

Daytime Phone #: **(307) 200-2803**

Secretary of State

**Wyoming Secretary of State**
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
**Ed Murray, WY Secretary of State**
**FILED: Nov 4 2016 4:07PM**
**Original ID: 2016-000731736**

# Profit Corporation
# Articles of Incorporation

**I. The name of the corporation is:**
Envision Media Partners, Inc.

**II. The name and physical address of the registered agent of the corporation is:**
Registered Agents Inc.
412 N Main St Ste100
Buffalo, WY 82834

**III. The mailing address of the corporation is:**
412 N Main St Ste 100
Buffalo, WY 82834

**IV. The principal office address of the corporation is:**
412 N Main St Ste 100
Buffalo, WY 82801

**V. The number, par value, and class of shares the corporation will have the authority to issue are:**

| | | | |
|---|---|---|---|
| Number of Common Shares: | 100,000,000 | Common Par Value: | $0.0000 |
| Number of Preferred Shares: | 0 | Preferred Par Value: | $0.0000 |

**VI. The name and address of each incorporator is as follows:**
Registered Agents Inc.
412 N Main St Ste 100 Buffalo, WY 82834

| | | | |
|---|---|---|---|
| **Signature:** | *Riley Park* | Date: | **11/04/2016** |
| Print Name: | **Riley Park** | | |
| Title: | **Authorized Individual** | | |
| Email: | **reports@registeredagentsinc.com** | | |
| Daytime Phone #: | **(307) 200-2803** | | |

Secretary of State

**Wyoming Secretary of State**
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

# Consent to Appointment by Registered Agent

**Registered Agents Inc.**, whose registered office is located at **412 N Main St Ste100, Buffalo, WY 82834**, voluntarily consented to serve as the registered agent for **Envision Media Partners, Inc.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

**Signature:** *Riley Park* Date: **11/04/2016**

Print Name: **Riley Park**

Title: **Authorized Individual**

Email: **reports@registeredagentsinc.com**

Daytime Phone #: **(307) 200-2803**

**STATE OF WYOMING**
**Office of the Secretary of State**

I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

**Envision Media Partners, Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **4th** day of **November**, **2016** at **4:07 PM.**

Remainder intentionally left blank.

Secretary of State

Filed Date: 11/04/2016

Filed Online By:

Riley Park

on 11/04/2016